UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2006

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 16, 2006, MuniMae TE Bond Subsidiary, LLC ("Bond Sub"), a subsidiary of Municipal Mortgage & Equity, LLC ("MuniMae"), entered into a Trust Agreement (the "Trust Agreement") among Bond Sub, MuniMae Portfolio Services, LLC, as Servicer, and U.S. Bank Trust National Association, as Trustee (the "Trustee").

The Trust Agreement and related documents provide for the deposit of approximately $192 million of tax – exempt multifamily housing revenue bonds into a trust and the issuance and private placement of approximately $192 million of Class A TEBS Tax – Exempt Multifamily Housing Certificates, Series 2006A (the "Class A Certificates"), to a third party investor. Bond Sub will initially hold a Class B TEBS Tax – Exempt Multifamily Housing Certificate, Series 2006A (the "Class B Certificate"). Bond Sub intends to use the net proceeds of this securitization to refinance approximately $177 million of its floating rate senior obligations and to originate additional investments in tax – exempt revenue bonds.

The Class A Certificates bear interest at 4.26% per annum and are subject to a mandatory tender offer and remarketing by the trust on November 10, 2013, and on subsequent remarketing dates, at the outstanding certificate balance plus accrued distributions. The Class A Certificates are also subject to optional liquidation, in whole but not in part, at the direction of the holder of the Class B Certificate on November 10, 2013 and on any subsequent remarketing date. The Class B Certificate is entitled to residual interest and principal collections from the trust.

Municipal Mortgage Investments III, LLC, a wholly owned subsidiary of Bond Sub, provides credit enhancement and liquidity support for the Class A Certificates by depositing $44 million of additional tax – exempt multifamily housing revenue bonds (and approximately $8.9 million of other collateral which is expected to be replaced with bonds) with a custodian. The proceeds of the liquidation of these bonds may be demanded and used by the Trustee, if necessary, to make payments on the Class A Certificates as required under the Trust Agreement. In addition, in connection with a trust termination event or the final distribution of trust assets, the holder of the Class B Certificate may be required under the terms of the Trust Agreement to contribute to the trust an amount necessary to cover any shortfall between the then outstanding certificate balance of the Class A Certificates plus any accrued distributions and the proceeds of the liquidation of the trust's assets plus any amounts received from the credit enhancement described above. This contribution obligation is capped at the amount of any accrued distributions plus fifty-percent of the then outstanding certificate balance of the Class A Certificates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth above under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

10.1 Trust Agreement, dated as of November 1, 2006, by and among MuniMae TE Bond Subsidiary, LLC, as Trustor, MuniMae Portfolio Services, LLC, as Servicer, and U.S. Bank National Association, as Trustee.

99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 22, 2006	By:	/s/Anthony Mifsud

Name: Anthony Mifsud
Title: Senior Vice President & Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Trust Agreement
99.1	Press Release